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                                                                  EXHIBIT (i)(2)


                    [LETTERHEAD OF DECHERT PRICE & RHOADS]





                                 August 4, 1999


PIMCO Funds: Pacific Investment Management Series
840 Newport Center Drive
Newport Beach, California 92660

          Re:  PIMCO Funds: Pacific Investment Management Series
               (File Nos. 33-12113 and 811-5028)
               -------------------------------------------------

Dear Sirs:

          We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 48 to the Registration Statement of PIMCO Funds: Pacific Investment Management Series, and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                             Very truly yours,



                                             /s/ Dechert Price & Rhoads